SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 17, 2011
PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware (STATE OR OTHER JURISDICTION OF INCORPORATION)	000-28275 (COMMISSION FILE NUMBER)	75-2837058 (IRS EMPLOYER IDENTIFICATION NO.)
500 NORTH CENTRAL EXPRESSWAY
PLANO, TX 75074
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(972) 881-2900
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE )
N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
     The information set forth in Item 2.01 below is incorporated herein by reference.
ITEM 2.01 Completion of Acquisition or Disposition of Assets
     On February 18, 2011, eCOST.com, Inc. (“eCOST”), a Delaware corporation and wholly-owned subsidiary of PFSweb, Inc. (the “Company”), sold certain of its assets, consisting primarily of inventory and certain intangible assets, including patents and trademarks, to PC Mall, Inc. and its newly-formed subsidiary, Mall Acquisition 3, Inc. (collectively, the “Purchaser”), pursuant to an Asset Purchase Agreement dated as of February 17, 2011 by and between eCOST and the Purchaser (the “Purchase Agreement”), for a cash purchase price of $2,327,053 (before expenses of approximately $0.2 million) and the assumption by the Purchaser of certain limited liabilities of eCOST. The purchase price represents approximately $1 million for inventory and the balance for the intangible assets. The Company has also agreed to provide certain transition services to the Purchaser for up to one year following the closing.
     eCOST and the Purchaser have made customary representations, warranties and covenants in the Purchase Agreement. The representations and warranties are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement or contained in confidential disclosure schedules. Those disclosure schedules contain information that modify, qualify or create exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, those representations and warranties (i) are solely for the benefit of eCOST and the Purchaser, (ii) may not be accurate or complete as of any specified date and are materially modified and qualified by the disclosure schedules, (iii) may be subject to a contractual standard of materiality different from that generally applicable to stockholders, or (iv) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon by investors as statements of factual information or otherwise.
     The Purchase Agreement also contains customary indemnification obligations under certain circumstances.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and incorporated by reference herein. On February 22, 2011, the Company issued a press release announcing the closing of the transactions under the Purchase Agreement, a copy of which is attached as Exhibit 99.1.
     The financial statements required under Item 9.01(a) to be filed in connection with the sale of the eCOST assets are not included in the initial filing of this Current Report on Form 8-K and shall be filed by amendment not later than 71 days after the date on which this Current Report on Form 8-K is filed.
ITEM 2.05. Costs Associated with Exit or Disposal Activities.
     In connection with the sale of the eCOST assets discussed under Item 2.01 of this Current Report on Form 8-K, the Company currently expects to incur exit costs of approximately $0.2 million to $0.4 million, consisting of charges of approximately $0.1 million related to employee termination costs and charges of approximately $0.1 million to $0.3 million related to property and equipment. The Company may also incur additional costs, including excess facility costs, but the Company is unable at this time to determine such amounts.

ITEM 2.06 Material Impairments.
     In connection with the closing of the sale of eCOST assets under the Purchase Agreement described in Item 2.01 above, the Company expects to record a non-cash goodwill impairment charge of approximately $3 million related to eCOST. Such impairment charge is expected to be recorded in the fourth quarter 2010.
ITEM 9.01.Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Asset Purchase Agreement by and between eCOST.com, Inc., PC Mall, Inc. and Mall Acquisition 3, Inc. dated as of February 17, 2011. (The schedules and exhibits to this agreement have not been filed with the Securities and Exchange Commission pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

99.1	Press Release dated February 22, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.
Dated: February 23, 2011	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Asset Purchase Agreement by and between eCOST.com, Inc., PC Mall, Inc. and Mall Acquisition 3, Inc. dated as of February 17, 2011.

99.1	Press Release dated February 22, 2011